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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) JULY 27, 2000

                                 FIBERCHEM, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



    DELAWARE                       0-17569                     84-1063897
----------------                ------------                  ------------
(State or Other                (Commission File              (IRS Employer
Jurisdiction of                    Number)                Identification Number)
 Incorporation)



               1181 GRIER DRIVE, SUITE B, LAS VEGAS, NEVADA 89119
             -----------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (702) 361-9873
             -----------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On July 27, 2000, FiberChem, Inc. ("FiberChem") and Intrex Data Communications Corp. ("Intrex") completed the combination of their businesses pursuant to an Amended Arrangement Agreement dated as of May 26, 2000 (the "Amended Arrangement Agreement"). As part of the combination and pursuant to the terms of the Amended Arrangement Agreement, (i) 75.11% of the outstanding Intrex voting shares were converted into non-voting securities of Intrex which may be exchanged for FiberChem Equity Securities and (ii) FiberChem acquired only the remaining Intrex voting shares through the merger of Pandel Instruments, Inc. ("Pandel"), a Texas corporation, which owned the remaining 24.89% of Intrex's outstanding common shares, with and into a wholly-owned subsidiary of FiberChem (the "Pandel Merger"). The combination will be treated for accounting purposes as a reverse acquisition of FiberChem by Intrex. The consideration issuable in the combination provides Intrex shareholders with a minimum of approximately 50% of the combined Company and up to 80% of the equity in the combined Company if certain milestones related to the Intrex business are met during a two-year period following the closing. A substantial portion of the shares issued to the former Intrex shareholders are subject to a one-year Lock-Up Agreement which provides for sales similar to the volume limitations of Rule144 during said one-year period.

     Pursuant to the Amended Arrangement Agreement, all the outstanding Intrex shares other than those acquired through the Pandel Merger, have been converted into 175,240,930 shares of a new class of non-voting Intrex stock designated as Intrex Class B Shares and 1,752,409 shares of a newly designated class of FiberChem preferred stock designated as Special Shares. Of these shares, 127,758,403 Class B Shares and 1,277,584 Special Shares (76.70% of the arrangement consideration) have been deposited by the Intrex shareholders participating in the Amended Arrangement Agreement into escrow, pursuant to the terms of a pooling agreement (the "Intrex Pooling Agreement"). These shares will be released to the shareholders in installments if certain milestones related to Intrex's business are met by the second anniversary of the closing.

     An additional 9,450,000 Class B Shares and 94,500 Special Shares have been issued to David Peachey, Intrex's President and Chief Executive Officer and now FiberChem's President and Chief Operating Officer, under a Compensation Agreement entered into among Mr. Peachey, Intrex and FiberChem. All 9,450,000 shares were deposited in escrow and will be subject to release to Mr. Peachey upon achievement of the Intrex Pooling Agreement milestones in the same proportions as the shares under the Intrex Pooling Agreement are released to Intrex shareholders.

     Each Intrex Class B Share (other than the shares on deposit under the pooling agreements) can be redeemed by the holder beginning not later than December 31, 2000, in exchange for one share of Common Stock. Until exchanged, each Class B Share will be entitled to receive the same dividends and distributions as a share of FiberChem Common Stock and each Special Share will be entitled to one hundred votes, or the same number of votes possessed by the shares of FiberChem common stock for which the related Class B Shares can be exchanged. The Special Shares are subject to redemption for nominal consideration when the related Class B Shares are redeemed. The exchange of Intrex common shares into Intrex Class B Shares and FiberChem Special Shares is

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intended to allow Intrex shareholders to defer what might otherwise be a taxable disposition under Canadian tax law if the Intrex shares were directly exchangeable for shares of FiberChem Common Stock.

     Pursuant to the Pandel Merger Agreement, Pandel has been merged into Pandel Mergerco, Inc., a wholly-owned FiberChem subsidiary, which acquired the Intrex Voting Shares owned by Pandel, the only voting shares of Intrex remaining outstanding after the merger. Under the Pandel Merger Agreement, the Pandel shareholders received 580,782.22 shares of FiberChem preferred stock convertible into 58,078,222 shares of Common Stock, the same number of shares of Common Stock that Pandel would have the right to receive if it had participated in the Amended Arrangement Agreement. The Pandel shareholders deposited 423,393.22 shares (72.9% of the 580,782.22 shares) under the Intrex Pooling Agreement subject to proportionate release on the same terms and conditions as the Intrex Pooling Agreement. Peter Lagergren, President and Chief Executive Officer of Intrex's Firebird subsidiary, owned approximately 82% of the outstanding stock of Pandel. The Pandel Merger transaction is intended to qualify as a tax free reorganization under Section 368 of the United States Internal Revenue Code of 1986, as amended.

     The Convertible Preferred Stock issued to Pandel Shareholders is fully participating and is mandatorily convertible into shares of Common Stock when a sufficient number of shares of Common Stock are authorized by the FiberChem Shareholders at its next meeting of shareholders.

     An additional 94,500 shares of FiberChem's Convertible Preferred Stock, Pandel Series have been issued to Peter Lagergren under a Compensation Agreement entered into among Mr. Lagergren and FiberChem. Mr. Lagergren became FiberChem's Executive Vice President and Group President of the Communications Division, Chief Technology Officer, and a Director. All 94,500 shares were deposited into escrow, pursuant to the terms of a pooling agreement. These shares will be released to Mr. Lagergren, in installments, if certain milestones related to FiberChem's business are met by the second anniversary of the closing.

     The completion of the transaction was approved by Intrex common shareholders, the Supreme Court of British Columbia, and the Board of Directors of FiberChem. Immediately following the closing of the merger, on July 28, 2000, FiberChem received financing proceeds of $2,000,000 arranged by RP&C International of London. See "Item 5. Other Events" below.

     The new board of directors of FiberChem is initially comprised of four FiberChem representatives: Geoffrey Hewitt, Chairman, Byron Denenberg, Irv Gruverman and Walter Haemmerli; and four Intrex representatives: David Peachey, Peter Lagergren, Brian O'Neil and Trevor Nelson. A ninth board member will be appointed upon the mutual approval of Geoffrey Hewitt and David Peachey.

     Geoff Hewitt will continue as CEO of FiberChem, while David Peachey is now president and chief operating officer. Peter Lagergren is president of the Communications Division and Tom

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Collins is president of the Environmental Division. Brian O'Neil is executive vice-president of Corporate Development and Mel Pelley will continue as CFO.

     Intrex was a private company which provides proprietary Internet and communications technology for communicating data to or from remote or mobile assets on a real time basis using wireless, satellite and cellular data systems. Data is routed through Intrex's global data network which acts as a data gateway and applications service provider allowing customers to monitor and control remote or mobile assets such as gas wells, pipelines, compressors, storage tanks, offshore platforms, or service vehicles directly from a desktop PC.

     Intrex was a licensed reseller of the Orbcomm Global LP low earth orbit (or
LEO) satellite data and messaging communications services. Orbcomm is a partnership owned by Orbital Sciences Corporation and Teleglobe, Inc. of Canada. Intrex also had communications agreements that provide satellite services through Norcom, Inc. as well as digital cellular services.

     FiberChem will continue to pursue its existing aboveground storage tank, offshore and sensor markets and intends to incorporate Intrex's technology where appropriate. FiberChem also intends to pursue new business in Intrex markets that can incorporate FiberChem technology.

Item 5. OTHER EVENTS.

     On July 28, 2000, FiberChem completed an offering under Regulation S promulgated under the Securities Act of 1933, as amended, to investors outside the United States who are not U.S. Persons (the "Debenture Offering") of 12% Senior Convertible Debentures due 2002 (the "Debentures"), for an aggregate purchase price of $1,350,000. The Debentures bear interest at a rate of 12% per annum, payable semi-annually on December 1 and June 1 in each year.

     The Debentures are convertible into shares (the "Conversion Shares") of common stock of FiberChem, $0.0001 par value (the "Common Stock") at a conversion price of the lesser of (i) $0.30 or (ii) the then applicable Adjusted Market Price. The Adjusted Market Price shall equal 92% of the average of the Market Price of the Common Stock for the 20 consecutive trading days ending two trading days prior to the conversion. "Market Price" shall be the closing bid price on the OTC for the Common Stock on the relevant trading day; provided, however, if the Common Stock is traded on an "Alternative Stock Exchange" then the "Market Price" shall be the closing bid price of the Common Stock on such "Alternative Stock Exchange" on any such trading day.

     FiberChem can cause the Debentures to be converted into Conversion Shares at the then applicable Conversion Price at any time after FiberChem has complied with its obligations to register for resale the Conversion Shares, provided the average Market Price of the Common Stock during any 20 consecutive trading day period has equaled or exceeded $0.42.

     In conjunction with the Debenture Offering, FiberChem obtained additional financing with the assistance of RP&C International. Such financing consisted of $650,000 Senior Convertible

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Notes (the "Notes Offering") ranking PARRI PASSU with the Debentures and containing terms and conditions substantially similar to those of the Debentures.

     In connection with the Debenture Offering and the Notes Offering, FiberChem paid RP&C International (the "Placement Agent") a selling commission, in cash, of an amount equal to 10% of the aggregate gross proceeds of the securities sold in both the Debenture Offering and the Notes Offering. The Placement Agent also received warrants to purchase up to 840,000 shares of Common Stock (the "Placement Agent Warrants"), at a price per share equal to the lesser of $0.30 per share or 92% of the average trading price per share of the Common Stock for 20 consecutive trading days preceding the exercise date, subject to adjustment, until 5:00 p.m. New York Time, July 28, 2005.

     FiberChem intends to use the net proceeds of the Debenture Offering and Notes Offering for sales and marketing expenditures, including the immediate hiring of new personnel to direct international sales efforts, product development, acquisition of equipment, patents and technology, and working capital. FiberChem is seeking additional long-term financing to meet the combined company's cash requirements.


Item 7. FINANCIAL STATEMENTS.

          (a) Financial statements of the acquired business will be filed no later than 60 days after the date that this Report is filed.

          (b) Pro forma financial information of the acquired business will be filed no later than 60 days after the date that this Report is filed.

          (c)  Exhibits:

Exhibit
Number           Description
-------          -----------
2.1 Amended Arrangement Agreement, dated as of May 26, 2000, entered into on June 2, 2000, between FiberChem, Inc., a Delaware corporation, and Intrex Data Communications Corp., a British Columbia company (incorporated herein by reference from Exhibits to FiberChem's Current Report on Form 8-K dated June 2, 2000).

2.2 Agreement and Plan of Merger by and Among FiberChem, Inc., Pandel Instruments, Inc., Pandel Mergerco, Inc. and Peter J. Lagergren dated as of June 9, 2000 (incorporated herein by reference from Exhibits to FiberChem's Current Report on Form 8-K dated June 2, 2000) .

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3.1               Certificate of Merger of Pandel Instruments, Inc. and Pandel
                  Mergerco, Inc. dated July 27, 2000.

3.2 Certificate of Designation of Special Series Stock of FiberChem, Inc. dated July 27, 2000.

3.3 Certificate of Designation of Pandel Series Stock of FiberChem, Inc. dated July 27, 2000.

4.1 Trust Indenture Agreement dated as of July 28, 2000, between FiberChem and The Bank of New York, as Trustee.

4.2 U.S. $1,350,000 Global Bearer Debenture without interest coupons issued by FiberChem on July 28, 2000.

4.3               Form of 12% Senior Convertible Promissory Note due 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, FiberChem has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             FIBERCHEM, INC.
                                               Registrant



Dated: August 11, 2000       By:    /s/ GEOFFREY F. HEWITT
                                -------------------------------
                                       Geoffrey F. Hewitt,
                                       Chief Executive Officer


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